UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 05, 2006

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

    ___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 05, 2006 Sunrise Telecom Incorporated (the "Company") appointed Robert Chris Pfeiffer to the position of Acting Vice President of Engineering, effective immediately, to manage and oversee the Company's research and development efforts in San Jose and China. Mr. Pfeiffer, who is a founder of the Company and its former Chief Technology Officer and Vice President Engineering, is a member and Vice-Chair of the Company's Board of Directors. Mr. Pfeiffer will receive a salary of $170,000 per year with standard full-time employee benefits; his employment with the Company is at will.

Mr. Pfeiffer remains Vice-Chair of the Company's Board of Directors. He resigned from the Corporate Governance/Nominating Committee, where he served as Chair, effective April 05, 2006.

A copy of Mr. Pfeiffer's Employment Offer Letter is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
10.01	Employment Offer Letter, between Sunrise Telecom Incorporated and Robert Chris Pfeiffer, dated April 05, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: April 07, 2006	By:	/S/ PAUL A. MARSHALL
Paul A. Marshall Chief Executive Officer and President

EXHIBIT INDEX

Number	Description
10.01	Employment Offer Letter, between Sunrise Telecom Incorporated and Robert Chris Pfeiffer, dated April 05, 2006.

Exhibit 10.01